STYLECLICK, Inc.
                              5105 Goldleaf Circle
                              Culver City, CA 90056

                                                                  March 21, 2001

                                                                      California
                                                        Evidence Code Sect. 1152
Via Hand Delivery

Maurizio Vecchione
645 Ocampo Drive
Pacific Palisades, CA  90272

Dear Mr. Vecchione:

     Styleclick, Inc. (the "Company") and you have agreed to the termination of your employment with the Company upon the following terms and conditions:
     1. You hereby acknowledge and agree that, effective as March 21, 2001, (the "Termination Date" or "Severance Date"), you voluntarily resigned as President and Chief Executive Officer of the Company and from all positions you occupy as an officer or director of the Company or any subsidiary or affiliate of the Company, and you voluntarily terminated your employment with the Company and any of its affiliates.
     2. (a) The employment agreement dated as of July 27, 2000 between you and the Company (the "Employment Agreement") will terminate when the Company's payments under Sections 2(b) and 4 have cleared, (excluding the Sections expressly incorporated herein by reference).
     (b) In lieu of the compensation payable to you under the Employment Agreement, the Company will pay to you $210,000.00 on or before March 28, 2001. This $210,000.00 sum is not subject to mitigation and belongs exclusively to you.
     (c) You are  entitled  to your  vested  account  balance  in the  Company's
Section 401(k) Plan as of the Termination Date, if any, in accordance with the terms and conditions of such plan. The Company will provide you with a summary of the procedures for all such benefits to be transferred to a private 401(k) plan or individual retirement account to be established by you.
     (d) Your short term disability insurance will end on the Severance Date. Your Long-Term Disability Plan coverage ends on the Severance Date and cannot be converted or continued.
     (e) Your coverage under the Company's group health and dental plans and Group Life and Accidental Death & Dismemberment Insurance, to the extent you currently participate in these plans, ends on the last day of the calendar month of the Severance Date, i.e.,March 31, 2001. If you wish to continue your participation and that of your eligible dependents in the Company's group health and dental plans after the coverage ends, you may do so under applicable federal law ("COBRA") by completing and returning in a timely manner the election form that will be mailed to you under separate cover. All Group Life and Accidental Death & Dismemberment Insurance, to the extent you currently participant in these plans, may be converted to individual plans. Information about these options will be forwarded to you under separate cover. To accommodate the continuation of your Company health insurance under COBRA, the Company will agree to pay you $250 per month for the eight months of April through December 2001.
     3. (a) During your employment at the Company, you have been granted various stock options by the Company granted to you pursuant to Stock Option Agreements between yourself and the Company (collectively, the "Stock Option Agreement") under the Company's stock incentive plan (the "Plan"). With respect to those of your options which are vested and exercisable as of the Termination Date, you will be able to exercise all such options for a period of 3 months following the Termination Date unless the Stock Option Agreement or the Plan provides otherwise, and you will be able to sell your founder's common stock pursuant to the volume trading restrictions provided in Section 3(b) below. Any stock options to purchase shares of the Company or to purchase shares of USA Networks, Inc. ("USAi") not vested and exercisable at the Termination Date shall expire immediately, and you hereby agree to forfeit all unvested stock options to purchase shares of the Company or USAi. You agree that, subject to paragraph 3(a) above, upon this forfeiture you have no rights to or interests in any stock options or stock under the Stock Option Agreement, the Plan, the Employment Agreement or otherwise. The founder's stock in the approximate amount of 375,000 shares is already owned and controlled by you, and was and is not part of the Stock Option Agreement or Plan, and is not governed by this Section 3(a) or
Section 3(c) below.
     (b) In the absence of written approval,  for the period commencing fourteen
(14) days from the date hereof (until April 4, 2001), you shall not transfer, sell, bequeath or otherwise dispose of any shares of the Company's common stock. On or after April 4, 2001, you shall be free to sell the Company's common stock subject only to the limitations of Rule 144 of the Securities Act of 1933, if applicable.
     (c) Except as expressly provided otherwise in this paragraph 3, all terms of the Stock Option Agreement shall remain in full force and effect in accordance with the terms and conditions therein and unchanged and are hereby confirmed in all respects.
     4. The Company shall have the right to deduct from all payments under this Agreement amounts required to be withheld by the Company under applicable tax laws, which are estimated to be under 40%. The Company shall also have the right to deduct any personal account balances (including but not limited to travel advances) or other outstanding monies due by you to the Company from the payments to which you may be entitled under this Agreement. The Company agrees to pay you for approximately five weeks of accrued vacation on or before March 28, 2001.
     5. It is hereby agreed that your obligations under Section 5 of the Employment Agreement entitled "Confidential Information; Non-Solicitation; and Proprietary Rights" and Section 6.7 of the Employment Agreement entitled "Indemnification" survive the termination of your employment and termination of the Employment Agreement and are incorporated herein by reference; provided, that, you no longer have any obligation to provide consulting services as provided in Section 5.2 of your Employment Agreement, which is now superseded in all respects pursuant to in Section 2(b) above.

     6. (a) For and in consideration of and upon your receipt of the payments reflected in Sections 2(b) and 4 above, and promises made herein by you, on the one hand, and the Company and USAi, on the other, each of you and your heirs, executors, administrators, trustees, legal representatives and assigns (collectively, "you and your Representatives") and the Company, USAi and their respective affiliates, divisions, branches, predecessors, successors, assigns, directors, officers, employees, agents, partners, members, stockholders, representatives and attorneys, in their individual and representative capacities (collectively, the "Company and its Representatives") hereby waive, release and forever discharge each other of and from any and all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims and demands whatsoever (including attorneys fees, costs and disbursements actually incurred), in law, admiralty or equity, whether known or unknown, suspected or unsuspected, of every kind and nature whatsoever, which may now exist or which may later arise, including without limitation under Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. Sect. 2000 et seq.; the Rehabilitation Act of 1973, as amended; the Fair Labor Standards Act, as amended, 29 U.S.C. Sect. 201 et seq.; the Age Discrimination in Employment Act, 29 U.S.C. Sect. 621 et seq.; the Americans With Disabilities Act, 42 U.S.C. Sect. 1001 et seq. and Sect. 12,112 et seq.; the Employee Retirement Income Security Act of 1974, as amended, 29 U.S.C. Sect. 1001 et seq.; the Reconstruction Era Civil Rights Act, as amended, 42 U.S.C. Sect. 1981 et seq.; the California Fair Employment and Housing Act; the California Labor Code; the New York State Human Rights Law, N.Y. Exec. Law Sect. 296 et seq., the New York City Administrative Code, and all other federal, state and local laws, statutes, rules or regulations of any type or description, including contract law, tort law, civil rights laws, express or implied covenants of good faith or fair dealing, and otherwise, regarding employment discrimination or the employment of labor, or otherwise, which you and your Representatives ever had, now have or hereafter can, shall or may have against the Company and its Representatives or any of them for, upon or by reason of any matter, cause or thing whatsoever from the beginning of the world to the day of the date of this Agreement, except as otherwise provided in this Agreement. Without limiting the generality of the foregoing, and except as expressly set forth in this Agreement, you and your Representatives expressly waive any right or claim for reinstatement of employment, backpay, interest, bonuses, damages, accrued vacation, accrued sick leave, medical, dental, optical or hospitalization benefits, accidental death and dismemberment coverage, long term disability coverage, stock or other interests in the Company, USAi or any affiliate, life insurance benefits, overtime, severance pay and/or attorneys' fees or costs with respect to or derivative of such employment with the Company or the termination thereof or otherwise.

     (b) Both you and the Company acknowledge awareness of and hereby waive any rights and benefits afforded by the California Civil Code Section 1542, which provides:

          "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

     Notwithstanding the possibility that you or the Company may hereafter discover facts different from or in addition to those now known or believed to be true, both you and the Company hereby expressly waive all rights under such Civil Code Section and any other statute or legal principle of similar effect.

     (c) For and in consideration of the promises made by you herein and other good and valuable consideration, the Company and its Representatives hereby waive, release and forever discharge you and your heirs, successors and assigns of and from any and all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims and demands whatsoever (including attorneys fees, costs and disbursements actually incurred), in law, admiralty or equity, whether known or unknown, suspected or unsuspected, of every kind and nature whatsoever, which may now exist or later arise, and all claims under state contract or tort law which the the Company and its Representatives ever had, now have or hereafter can, shall or may have against you and your heirs, successors and assigns for, upon or by reason of any matter, cause or thing whatsoever from the beginning of the world to the day of the date of this Agreement, except as otherwise provided in this Agreement.

     (d) Notwithstanding anything to the contrary set forth in this paragraph 6, neither you nor the Company release, waive or discharge the other party from (i) any claims to seek to enforce this Agreement or (ii) any claims for indemnification or contribution with respect to any liability incurred by you as a director or officer of the Company.

     (e) For the purpose of implementing a full and complete release and discharge of each party, each party expressly acknowledges that this Agreement is intended to include in its effect, without limitation, all claims or other matters described in this paragraph 6 that such party does not know or suspect to exist in his or its favor at the time of execution hereof, and that this Agreement contemplates the extinguishment of any and all such claims or other such matters. The Representatives who are not a party to this Agreement are third party beneficiaries of this Agreement and are entitled to enforce its provisions.
     7. You hereby represent that you have not filed or commenced any proceeding against the Company and its Representatives, and hereby covenant and agree not to file or commence any proceeding against the Company and its Representatives with respect to your employment with the Company or the termination thereof, or otherwise, arising on or prior to the date of execution of this Agreement. You also agree that if you breach these representations or covenants, then you authorize the Company and its Representatives to, and each shall have the right to, cause any such proceeding to be dismissed on the grounds that you have completely released and waived such proceeding. You do, however, retain the right to sue the Company to enforce this Agreement should you elect to do so and should it be necessary to do so due to the Company's breach of this Agreement.
     8. You hereby represent that you have not engaged in any willful misconduct or willful material breach of any fiduciary duties, and agree and acknowledge that the Company retains without limitation its full rights and remedies with respect to willful misconduct or willful material breach of any fiduciary duties by you.
     9. In accordance with normal ethical and professional standards, prior to and following the Termination Date, you and the Company jointly agree to refrain from taking actions or making statements, written or oral, which denigrate, disparage or defame the goodwill or reputation of either Maurizio Vecchione or the Company, USAi and their respective affiliates, divisions, branches, predecessors, successors, assigns, trustees, officers, security holders, partners, agents and former and current employees and directors or which are intended to, or may be reasonably expected to, adversely affect the morale of the employees of any of the Company. You and the Company further agree not to make any negative statements to third parties relating to Maurizio Vecchione, your employment (or the termination thereof) or any aspect of the business of the Company, USAi and their affiliates and not to make any negative or unfavorable statements to third parties about the circumstances of the termination of your employment, or the Company, USAi and their respective affiliates, divisions, branches, predecessors, successors, assigns, trustees, officers, security holders, partners, agents and former and current employees and directors and employees, except as may be required by a court or governmental body. The Company will take reasonable steps to advise actively employed executive officers of the Company and its subsidiaries, and members of their boards of directors not to denigrate, disparage or defame your reputation.

     10. You represent and warrant that you are not in possession of any records, files, notes, memoranda, reports, work product and similar items, and any manuals, drawings, sketches, plans, tape recordings, computer programs, disks, cassettes and other physical representations of any information, relating to the Company, USAi or any of their affiliates, whether or not constituting confidential information; that you have returned all such material to the Company and have not provided such material to any third party. You agree to return to the Company or USAi, as the case may be, any property (including but not limited to your laptop computer) described above or otherwise belonging to the Company or USAi of which you are in possession, if any.
     11. You agree to make yourself reasonably available to cooperate with the Company to respond to requests by the Company for third-party subpoenas served on you which relate, directly or indirectly, to the Company, and which seek information concerning matters involving facts or events relating to the Company, USAi or an affiliate or subsidiary thereof that may be within your knowledge. You also agree to assist the Company on reasonable notice, USAi or an affiliate or subsidiary thereof as reasonably requested with respect to pending and future litigations, business transition issues, arbitrations or other dispute resolutions. You also agree to make yourself reasonably available to assist the Company, USAi and its affiliates in connection with any administrative, civil or criminal matter brought by or brought against any of them, in which and to the extent the Company, USAi or its affiliates reasonably deem your cooperation necessary. You shall be reimbursed for your reasonable out-of-pocket expenses incurred as a result of such cooperation.
     12. The parties agree that, subject to the Company's obligations to disclose information as required by law, your termination of employment will be announced only by statements mutually agreed upon and approved by the parties, and no subsequent comments shall be made to the media or through other public statements by any party hereto regarding your termination of employment that are inconsistent with such statements, except as may be required by applicable law or regulation.
     13. You acknowledge that, during the course of your employment with the Company, you may have developed Confidential Information (as defined below) for the Company, and you may have learned of Confidential Information developed or owned by the Company, USAi or their affiliates or entrusted to the Company, USAi or their affiliates by others. You agree that you will not, directly or indirectly, use any Confidential Information or disclose it to any other person or entity, except as otherwise required by law.

     "Confidential Information" means any and all information relating to the Company which is not generally known by the public or others with whom the Company does (or plans to) compete or do business, as well as comparable information relating to any of the Company's subsidiaries. Confidential Information includes, but is not limited to, information relating to the terms of this Agreement, as well as the Company's customer lists and related information, its products and services, its methods, quality control measures, logistics, its costs, sources of supply, strategic marketing plans, forecasts, sales, profits, pricing methods, personnel information, the terms of business relationships not yet publicly known, intellectual property and the filing or pendency of patent applications. Without limitation, Confidential Information also specifically includes any and all information relating to the Company's environmental, health and safety, OSHA or regulatory issues. Confidential Information also includes, but is not limited to, comparable information that the Company may receive or has received belonging to customers, suppliers, consultants and others who do business with the Company, or any of the Company's subsidiaries.

     "Confidential Information" does not include any information that is: (i) at the time of disclosure, available from public sources or is in the public domain, through no fault of your own; (ii) received by you from third parties without breach of a non-disclosure obligation to the Company; (iii) shown to have been developed independently by you prior to your employment with the Company; (iv) readily discoverable from publicly available products or literature; (v) approved for your disclosure (other than to a party bound by non-disclosure obligations) by prior written permission of the Chief Executive Officer of the Company; or (vi) required by a judicial tribunal or similar governmental body to be disclosed under law (provided that you have first promptly notified the Company of such disclosure requirement and have cooperated fully with the Company in exhausting all appeals objecting to such requirement).
     You recognize that any violation of your obligations described in this section of this Agreement may result, in the forfeiture by you of any or all payments and other benefits under this Agreement. You also agree that, in addition to and without limiting the availability of any other legal or equitable remedies the Company may have against you, the Company shall be entitled to an injunction restraining you from further violation of this section.

     14. This Agreement and all matters or issues related hereto shall be governed by the laws of the State of California applicable to contracts entered into and performed therein. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. Each of the Company and USAi hereby consents to, and you hereby submit your person to, the jurisdiction of all state courts of the State of California for the purposes of the enforcement of this Agreement. All disputes under this Agreement will be determined in the Federal or State courts within the state of California.
     15. (a) This Agreement is personal in its nature and the parties shall not, without the prior written consent of the other, assign or transfer this Agreement or any rights or obligations hereunder; provided, however, the provisions hereof shall inure to the benefit of, and be binding upon, each successor of the Company or USAi or any of its affiliates, whether by merger, consolidation or transfer of all or substantially all of its assets.
     (b) Upon your receipt of the payments reflected in Sections 2(b) and 4 above, this Agreement and the Stock Option Agreement will thereafter represent the entire understanding of the parties hereto relating to the subject matter herein contained and supersede all prior agreements or understandings between the parties hereto with respect thereto, including, without limitation, the Employment Agreement (excluding the Section thereof incorporated herein by reference as set forth in paragraph 5 hereof), and can be changed only by a writing signed by all parties hereto. No waiver shall be effective against any party unless in writing and signed by the party against whom such waiver shall be enforced.

     16. All notices and other communications hereunder shall be deemed to be sufficient if in writing and delivered in person or by a nationally recognized courier service, addressed, if to you, to the address set forth above;

                                    and if to the Company, to:
                                    Styleclick, Inc.
                                    5105 Goldleaf Circle
                                    Culver City, California  90056
                                    Attention:  General Counsel

                                    With a copy to:
                                    USA Networks, Inc.
                                    152 West 57th Street
                                    New York, New York  10019
                                    Attention:  General Counsel

     or such other address as you or the Company or USAi may have furnished to the other parties in writing. Each notice delivered in person or by overnight courier shall be deemed given when delivered or when delivery is attempted and refused.
     17. In case any provision or provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect by any court or administrative body with competent jurisdiction, such invalidity, illegality or unenforceability shall not affect the remaining provisions hereof, which shall remain in full force and effect. Any provision(s) so determined to be invalid, illegal or unenforceable shall be reformed so that they are valid, legal and unenforceable to the fullest extent permitted by law or, if such reformation is impossible, then this Agreement shall be construed as if such invalid, illegal or unenforceable provision(s) had never been contained herein; provided that, upon a finding by a court of competent jurisdiction that this Agreement is illegal and/or unenforceable, you shall be required to repay to the Company the payments set forth herein.
     18. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement.
     19. You and the Company acknowledge and agree that, in deciding to execute this Agreement, you and the Company have each relied entirely upon your own respective judgment, that you and the Company have read this Agreement and have had adequate time to consider its terms and effects and to ask any questions that you may have of anyone, and that you and the Company have executed this Agreement voluntarily and with full understanding of its terms and its effects on you, and that no fact, evidence, event or transaction currently unknown to you but which may later become known to you will affect in any way or manner the final and unconditional nature of this Agreement. You further acknowledge that
(a) you were advised to consult with an attorney before you executed this Agreement; (b) you were afforded sufficient opportunity to and did consult with an attorney; and (c) you have 7 days from your receipt of this Agreement to consider this Agreement before executing and delivering this Agreement. Both parties hereto were represented by counsel with respect to this Agreement.

     20. You agree that you will not accept any nomination to the Company's Board, nor will you serve on the Company's Board after the payments reflected in Sections 2(b) and 4 have been provided to you. You agree that effective as of the Termination Date, you will make a good faith effort to amend Article I of the Stockholders Agreement, dated as of July 27, 2000, by and among Styleclick, Inc., USANi Sub LLC, USA Networks, Inc., Styleclick.com, Inc., and Joyce Freedman, Lee Freedman and Maurizio Vecchione (the "Stockholders Agreement"), so as to eliminate the rights provided thereunder as they apply to the Individual Stockholders (as such term is defined in the Stockholders Agreement). For as long as the Company maintains Directors and Officers insurance coverage, you will remain covered under such Company's policy for all acts you committed in your capacity as a director or officer of the Company.

     BY SIGNING THIS AGREEMENT, BOTH PARTIES STATE THAT:

     (a) THEY HAVE EACH READ THIS AGREEMENT AND HAVE HAD SUFFICIENT TIME TO CONSIDER ITS TERMS;

     (b) THEY EACH UNDERSTAND ALL OF THE TERMS AND CONDITIONS OF THIS AGREEMENT AND KNOW THAT THEY ARE GIVING UP IMPORTANT RIGHTS;

     (c) THEY EACH AGREE WITH EVERYTHING IN THIS AGREEMENT;

     (d) THEY ARE EACH AWARE OF THEIR RIGHT TO CONSULT WITH AN ATTORNEY BEFORE SIGNING THIS AGREEMENT AND HAVE BEEN ADVISED OF SUCH RIGHT;

     (e) THEY HAVE EACH SIGNED THIS AGREEMENT KNOWINGLY AND VOLUNTARILY; AND

     (f) THIS AGREEMENT INCLUDES A RELEASE BY THE COMPANY AND BY YOU OF ALL KNOWN AND UNKNOWN CLAIMS, EXCEPT AS LIMITED BY THIS AGREEMENT AND EXCEPT AS TO THE OBLIGATIONS REFLECTED IN THIS AGREEMENT.

If the foregoing correctly sets forth our understanding, please sign one copy of this Agreement and return it to the undersigned, whereupon this letter shall constitute a binding agreement between us.

                                          Sincerely,
                                          Styleclick, Inc.

                                          By: _________________________
                                              Name:   Barry Hall
                                              Title:  CFO


I, Maurizio Vecchione, acknowledge that I have been given at least seven (7) days from the date of this Agreement to consider the terms contained herein. I also acknowledge that I have been advised to consult with a lawyer prior to signing this Agreement. I knowingly and voluntarily agree to and accept the terms outlined in this Agreement without reservation and fully understand all of its terms.

ACCEPTED AND AGREED:

___________________________
Maurizio Vecchione